SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): June 27, 2005 (June 21, 2005)




                                 CYBERADS, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)



                                     Florida
                        --------------------------------
                 (State or other jurisdiction of incorporation)


           333-62690                                     65-1000634
  -----------------------------             ------------------------------------
    (Commission File Number)                (IRS Employer Identification Number)



               370 Amapola Ave. # 202, Torrance, California 90501
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                  (561)672-2193
             ------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
             ------------------------------------------------------
         (Former name or former address, if changed since last report)








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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

         ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT

         Effective June 27, 2005, the Company issued to Walter Tatum 1,000,000 shares of newly created Series "B" Preferred Stock, which will carry a total of 100,000,000 votes. The Series "B" Preferred Stock will vote as single class with the holders of the Company's common stock. The preferred stock was issued to Mr. Tatum in consideration of $100,000 of previously accrued and unpaid salary compensation.


         ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         August A. DeAngelo, II has been appointed to serve as a director of the Company. He is the President and Chief Operating Officer of Styles for Less, a California-based retail clothing chain with over 80 retail locations nationwide. Mr. DeAngelo is a graduate of Chapman University with a degree in business management. Mr DeAngelo resides in Villa Park, California.

         ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         Effective as of June 21, 2005, the Company filed Articles of Amendment with the Florida Division of Corporations pursuant to which the Series "B" Preferred Stock and its rights, preferences and limitations were established. Attached to this report is the Certificate of Designation for the Series "B" Preferred Stock.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

         ITEM 9.01   EXHIBITS

                  EXHIBIT NO.           DESCRIPTION
                  -----------           -----------
                     4.0                Certificate of Designation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Cyberads, Inc.

         Dated: June 27, 2005                    By: /s/ JEFF CRISWELL
                                                     President